Exhibit 99.1

Heartland Payment Systems® Adds to Executive Team

PRINCETON, N.J.—April 11, 2011 — Heartland Payment Systems, Inc., one of the nation’s largest payments processors, announced several senior management additions and changes to support the growing breadth and depth of the company’s core services and merchant base.

Maria Rueda joins Heartland as Chief Financial Officer. Ms. Rueda most recently served as Chief Financial Officer at ING DIRECT, the largest direct bank and largest thrift in the United States. Previously, Ms. Rueda was the Chief Financial Officer and Financial and Operations Principal for Bloomberg Tradebook LLC, through Geller & Company, a financial outsourcing firm, and Chief Financial Officer for the North American operations of Electra Partners, a U.K.-based private equity firm.

Heidi Goff joins Heartland as Chief Marketing Officer. Ms. Goff most recently was President & Managing Director, The Americas, at Hypercom, Inc. Prior to her tenure at Hypercom, Ms. Goff held other senior executive positions including Executive Vice President and General Manager of North America for Transaction Network Services; Executive Vice President, Strategy and Market Development at Global Payment Systems; and Senior Vice President, MasterCard Automated POS Program, at MasterCard International.

Robert H.B. Baldwin, Jr., previously President and Chief Financial Officer, will take on broader responsibilities for strategy and operations as President of the Company and work closely with Robert O. Carr, Chairman and Chief Executive Officer, in order to improve the execution of Heartland’s strategic and operational priorities. “Since joining Heartland in 2000, Bob Baldwin has been instrumental in solidifying the Company’s financial future and sustaining the direction of the business. Now Bob will provide broader leadership to our strategic growth initiatives and assist in moving Heartland to a new, dynamic phase in its development,” said Bob Carr, Heartland’s Chairman and Chief Executive Officer.

Mr. Carr added: “We conducted an intensive search to find the best talent available to help us expand our senior management team. The addition of Maria Rueda and Heidi Goff, both outstanding executives with great experience and strength in financial services, will help Heartland execute against our strategic priorities, drive growth and position Heartland solidly for the future. We are excited to welcome Maria and Heidi to the Heartland team.”

About Heartland Payment Systems

Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, gift marketing and loyalty programs, payroll, check management and related business solutions to more than 250,000 business locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. The company is also a leader in the development of end-to-end encryption technology designed to protect cardholder data, rendering it useless to cybercriminals. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.org, CostOfABurger.com and E3secure.com.

Forward-looking Statements

This press release contains statements of a forward-looking nature, which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning other factors that could cause actual results to differ from the forward-looking statements set forth herein is contained in our Securities and Exchange Commission filings, including but not limited to, our annual report on Form 10-K, or our quarterly reports on Form 10-Q, as applicable. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact:

for Heartland Payment Systems

Vault Communications

Leanne Scott Brown, 610-455-2742

LBrown@VaultCommunications.com